Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

CELLYNX, INC.

Amended and Restated Subordinated Convertible Promissory Note

$262,356.16	Issue Date: November 10, 2007

FOR VALUE RECEIVED Cellynx, Inc., a California corporation (the “Company”), promises to pay to Palomar Ventures III, L.P., a Delaware limited partnership (the “Holder”), or its registered assigns, the principal amount of Two Hundred Sixty Two Thousand and Three Hundred Fifty Six dollars and 16/100ths ($262,356.16), together with interest accrued thereon at a rate equal to four percent (4%) per annum.  All unpaid principal, together with any interest accrued thereon, shall be due and payable upon the earlier of (i) November 9, 2010 (the “Maturity Date”) at the written request of the Holder to the Company, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof.

This Note is the “Note” issued pursuant to that certain Note and Warrant Purchase Agreement by and among the Company and the Investors set forth therein, dated August 15, 2006, as the same may from time to time be amended, modified or supplemented, including without limitation that confirming letter between the parties dated on or about November 10, 2007 (the “Purchase Agreement”).

THE OBLIGATIONS DUE UNDER THIS NOTE ARE UNSECURED.

The Company was obligated to pay the Holder the principal sum of Two Hundred Sixty Two Thousand and Three Hundred Fifty Six dollars and 16/100ths ($262,356.16) together with interest accrued thereon pursuant to a Secured Subordinated Promissory Note dated August 15, 2006 (the “August 2006 Note”). The Holder was also entitled to purchase shares of the Company’s securities pursuant to a Warrant to Purchase Common Stock dated August 15, 2006 (“August 2006 Warrant”). In contemplation of the completion of a reverse merger with a publicly traded corporation whereby the Company shall control the surviving corporation (the surviving corporation, “Pubco”), the Company has reached an agreement with the Holder whereby this Note shall replace and supersede the August 2006 Note and cancel the August 2006 Warrant.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Replacement Note. As evidenced by each party’s signature hereto, and for good and valuable consideration, the Holder and the Company agree that the August 2006 Note  and the August 15, 2006 promissory note issued by the Company to Palomar Ventures Principals Funds III, L.P. (“Principals Fund Note”) will be canceled, replaced and superseded in its entirety by this Note.  The Holder represents that the Principals Fund Note has been properly acquired by Holder prior to this date.

2. Cancellation of August 2006 Warrant.    As evidenced by each party’s signature hereto, and for good and valuable consideration, the Holder and the Company agree that the August 2006 Warrant will be canceled in its entirety upon execution of this Note.

3. Interest.  Interest on this Note shall accrue at a rate of four percent (4%) per annum from the issuance date hereof. Interest shall be computed on the basis of a 360-day year applied to actual days elapsed.

4. Conversion.  Until the Maturity Date, the Notes and interest accrued thereon shall be convertible at the option of Holder into the number of shares of common stock of Pubco equal to 4.8% of the shares of common stock of Pubco outstanding on the date of the closing of the contemplated reverse merger and equity financing, on a fully diluted basis, exclusive of unvested options (“Conversion Shares”).  At the closing of the reverse merger and equity financing, the Company shall notify Holder in writing the number of outstanding shares on a fully-diluted basis (“Outstanding Shares”), exclusive of unvested options and the determination of the number of Conversion Shares based on the number of Outstanding Shares.  The number of Conversion Shares shall be adjusted for any stock split, stock dividend, combinations and the like.  The term “Conversion Price” shall mean the principal amount of the Note plus accrued interest divided by Conversion Shares.

4.1  Fractional Shares; Nonassessable; Effect of Conversion.  Any fractional shares to be issued upon conversion of this Note shall be rounded down to the nearest whole share.  The Company covenants that the Conversion Shares, upon conversion of this Note, shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.  Upon conversion of this Note in full and the payment of the amounts specified in this Section 4.1, the Company and Pubco shall be forever released from all their obligations and liabilities under this Note.

5.  Registration Rights.  Holder has the right to register its Conversion Shares in any registration statement in which shares of Pubco owned by Tareq Risheq, Robert Legendre and Daniel Ash are to be included; provided however that the Conversion Shares must qualify under applicable provisions of the Securities Act of 1933, as amended, for inclusion in such registration statement.

6. Prepayment.  The Company may prepay this Note in whole without prepayment penalty of any kind.  Any such prepayment shall be made pro rata to the holders of the then outstanding Notes issued pursuant to the Purchase Agreement, based on the principal amounts of the then outstanding Notes.  Upon prepayment of this Note, the Company shall grant Holder a warrant in the form set forth in Exhibit A which permits Holder to purchase a number of shares equal to the number of Conversion Shares at the Conversion Price less any shares of Company common stock issued as a result of any partial conversion of this Note (“Pop-Up Warrant”).  If granted, the Pop-Up Warrant shall expire on the Maturity Date.

7. Subordination.  The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness (defined below), whether now or hereafter existing.

7.1 Insolvency Proceedings.  If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (i) no amount shall be paid by the Company in respect of the principal of this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of this Note, unless such claim or proof of claim is subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

7.2 Default on Senior Indebtedness.  If there shall occur an event of default that has been declared in writing, or is automatically effective in the case of bankruptcy or insolvency events, with respect to any Senior Indebtedness (as such event of default is defined therein or in the instrument under which it is outstanding), which event of default permits the holder to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of this Note at the time outstanding.

7.3 Effect of Subordination.  Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 7 to receive cash, securities or other properties otherwise payable or deliverable to the Holder, nothing contained in this Section 7 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions of this Note, to pay to the Holder the principal of this Note as and when the same become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

7.4 Subrogation.  Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 7) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness.  No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 7 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

7.5 Reliance of the Holders of Senior Indebtedness.  By acceptance of this Note, the Holder shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

7.6 Undertaking.  By acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or a holder of any Senior Indebtedness, including customary forms of subordination agreement requested from time to time by a holder of Senior Indebtedness, in order to implement the foregoing provisions of this Section 7.  The Company may require that the Holder execute such documents as a condition to the Holder’s rights hereunder.

8. Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

8.1 Failure to Pay.  The Company shall fail to pay when due any payment on the due date hereunder and such payment shall not have been made within five (5) days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay; or

8.2 Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) take any action for the purpose of effecting any of the foregoing; or

8.3 Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the Company’s property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the Company’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

Upon the occurrence or existence of any Event of Default described in Section 8.1 and at any time thereafter during the continuance of such Event of Default, the Holder may, with the consent of the holders of at least a majority of the principal amount of all then outstanding Notes issued pursuant to the Purchase Agreement, by written notice to Company, declare this Note immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 8.2 and 8.3, immediately and without notice, this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy permitted to it by law.

           “Senior Indebtedness” means, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on, amounts reimbursable, fees, expenses, costs of enforcement and any other amounts due in connection with (i) indebtedness of the Company, or with respect to which the Company is a guarantor, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money, which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

9. Miscellaneous.

9.1 Pari Passu Notes.  The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes.  In the event the Holder receives payments in excess of its pro rata share of Company’s payments to the holders of all of the Notes, then the Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

9.2 Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note.

9.3 Payment.  All payments under this Note shall be made in lawful tender of the United States.

9.4 Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

9.5 Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of at least a majority of the principal amount of all then outstanding Notes issued pursuant to the Purchase Agreement.

9.6 Notices.  Any notice, request or other communication required or permitted hereunder shall be given in accordance with the Purchase Agreement.

9.7 Expenses; Attorneys’ Fees.  If action is instituted to collect this Note and the Holder prevails on claims in such action, the Company promises to pay all reasonable costs and expenses of the Holder, including, without limitation, reasonable attorneys’ fees and costs of the Holder, incurred in connection with such action.

9.8 Successors and Assigns.  This Note may be assigned or transferred by the Holder only with the prior written approval of the Company.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.9 Governing Law.  THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

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IN WITNESS WHEREOF, the parties have caused this Note to be executed by their officers thereunto duly authorized.

“COMPANY”

CELLYNX, INC., a California corporation

By: /s/ Tareq Risheq
Tareq Risheq, CEO

“HOLDER”

PALOMAR VENTURES III, L.P.,
a Delaware limited partnership
By:  Palomar Management III, L.L.C.,
a Delaware limited liability company
Its:  General Partner

By: /s/ Randall R. Lunn
Randall R. Lunn, Managing Member

EXHIBIT A

FORM OF WARRANT